UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2009

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (972) 871-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 13, 2009, the Board of Directors (the “Board”) of Brink’s Home Security Holdings, Inc. (the “Company”) approved the appointment of Shawn L. Lucht to serve as the Company’s Executive Vice President, Operations. Mr. Lucht, age 42, has served as Senior Vice President – Strategy and Corporate Development of the Company since May 2008. Mr. Lucht began his career with the Company in June of 1991. He has held a variety of management roles of increasing responsibility during his eighteen years with the Company and its subsidiaries, including Vice President – Brink’s Home Technologies and Vice President – Business Development.

In addition, the Board approved the appointment of Stephen C. Yevich as Executive Vice President, effective November 13, 2009. Mr. Yevich will continue in the role of Chief Financial Officer. He was previously a Senior Vice President of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2009, the Board approved an amendment to Article IV, Section 5 of the Company’s Bylaws, effective immediately, to change the voting standard for the election of directors. The amendment to Section 5 provides that, except in the case of contested elections, a director is elected by a majority vote. In the case of contested elections, the amendment to Section 5 provides that directors shall be elected by a plurality of the votes cast. The amended and restated Bylaws are furnished as Exhibit 3(ii) hereto.

Item 8.01.	Other Events.

On November 13, 2009, the Board adopted stock ownership guidelines for the Company’s non-employee directors. The guidelines call for each non-employee director to hold Company stock with a value equal to three times the annual equity award, within five years from the date of election as a director. Shares of company stock owned outright, deferred stock-based units and shares of vested and unvested restricted stock and restricted stock units (but not unexercised stock options) are all eligible to be included for purposes of the guidelines.

On November 13, 2009, upon the recommendation of the Corporate Governance and Nominating Committee, the Board approved amendments to the Company’s Corporate Governance Policies (“Governance Policies”) in order to further enhance the Company’s corporate governance practices. In general, the amendments provide that:

•	a director who also serves as the CEO or other executive officer of the Company should not serve on the board of more than one other public company, in addition to the Company’s Board of Directors;

•	non-management directors should not serve on the boards of more than three other public companies, in addition to the Company’s Board of Directors;

•

any director that fails to receive a majority vote in any uncontested election of directors shall tender his or her resignation for consideration by the Corporate Governance and Nominating Committee and the Board will thereafter determine whether to accept such resignation;

•	the roles of Chairman of the Board and CEO of the Company are formally separated, in keeping with the practice currently adopted by the Board; and

•	the roles and responsibilities of the non-executive Chairman of the Board are the same as previously provided for the Lead Director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(ii)	Bylaws of Brink’s Home Security Holdings, Inc., as amended and restated, effective November 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.

Date: November 19, 2009	By:	/S/ JOHN S. DAVIS
John S. Davis
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Bylaws of Brink’s Home Security Holdings, Inc., as amended and restated, effective November 13, 2009.

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